Exhibit 99.1

Sirona Reports Fiscal 2011 Third Quarter Results

•	Record third quarter revenues of $244.7 million, up 34.1% compared to prior year, and up 24.0% constant currency.

•	Third quarter 2011 operating income of $46.4 million plus amortization of $14.1 million totaled $60.4 million, up 33.5% versus prior year.

•	Sirona updates guidance

Long Island City, New York, August 5, 2011 – Sirona (Nasdaq: SIRO), the dental technology leader, today announced its financial results for the quarter ended June 30, 2011.

Third Quarter Fiscal 2011 vs. Third Quarter Fiscal 2010 Financial Results

Revenue was $244.7 million, an increase of $62.3 million or up 34.1% (up 24.0% on a constant currency basis), with growth rates for the Company’s business segments as follows: Imaging Systems increased 37.6% (up 29.6% constant currency); Treatment Centers increased 37.6% (up 22.1% on a constant currency basis); CAD CAM increased 31.5% (up 23.8% constant currency); and Instruments increased 26.0% (up 12.3% constant currency). Revenue in the United States increased 11.8%, while revenues outside the United States increased 45.6% (up 29.5% constant currency), with strong growth in Germany, Asia Pacific and the Middle East .

Gross profit was $126.8 million, up $32.7 million. Gross profit margin was 51.8% in the third quarter of Fiscal 2011, compared to 51.6% in the prior year.

Third quarter 2011 operating income excluding amortization expense was $60.4 million (operating income of $46.4 million plus amortization expense of $14.1 million), compared to $45.3 million (operating income of $30.7 million plus amortization expense of $14.5 million) in the third quarter of 2010.

Net income for the third quarter of 2011 was $36.3 million, or $0.63 per diluted share, versus $16.6 million, or $0.29 per diluted share in the prior year period. Non-GAAP earnings per diluted share for the third quarter of 2011 was $0.78 compared to $0.66 in the third quarter of 2010.

At June 30, 2011, the Company had cash and cash equivalents of $331.2 million and total debt of $389.3 million, resulting in net debt of $58.1 million. This compares to net debt of $119.0 million at September 30, 2010.

Jost Fischer, Chairman and CEO of Sirona commented: “I am very pleased to report another quarter of strong revenue and profit growth for the Company. The business benefited from our innovative product line, robust order levels at the International Dental Show, and Sirona’s ongoing initiatives to build out its’ global sales and service infrastructure. These efforts drove Sirona revenues to record levels, with particularly strong contributions from Germany and the Asia Pacific region. As a result of this solid performance, our encouraging business trends, and the ongoing momentum in international markets, we are increasing our guidance for Fiscal 2011.”

Fiscal 2011 Guidance

Management now anticipates Fiscal 2011 constant currency revenue growth in the range of 15% to 17% (previously 13% to 16%), and operating income, excluding amortization estimated at $55 million, and the one-time charge of $6.6 million outlined below, to be in the range of $218 to $223 million (compared to previous guidance of $214 to $221 million).

The $6.6 million non-cash expense represents a cash payment by certain shareholders of Luxco to Jost Fischer and Simone Blank in connection with their Luxco participation. This payment will be funded entirely by certain shareholders of Luxco and no Company cash will be utilized. Pursuant to GAAP, Sirona is required to record this payment as a non-cash charge to operating expenses.

First Nine Months Fiscal 2011 vs. First Nine Months Fiscal 2010 Financial Results

Revenue was $695.1 million, an increase of $107.7 million or up 18.3% (up 17.8% constant currency) with growth rates for the Company’s business segments as follows: Imaging Systems increased 21.5% (up 21.1% constant currency); CAD CAM Systems increased 19.7% (up 19.3% constant currency); Treatment Centers increased 17.2% (up 16.4% constant currency); and Instruments increased 7.6% (up 7.0% constant currency). Revenue in the United States increased 5.1%. Outside the United States, revenue increased 24.7% (up 23.9% constant currency) driven by solid performance in Europe, led by Germany, and strong growth in the Asia Pacific region.

Gross profit increased by $67.1 million to $372.9 million, up 21.9%. Gross profit margins expanded 160 basis points to 53.7 percent, the result of lower levels of amortization expense.

First nine months 2011 operating income excluding amortization expense was $177.0 million (operating income of $135.9 million plus amortization expense of $41.1 million), up 17.2% compared to $151.0 million (operating income of $104.9 million plus amortization expense of $46.2 million) in the prior year.

Conference Call/Webcast Information

Sirona will hold a conference call to discuss its financial results at 8:30 AM Eastern Time on August 5, 2011. The teleconference can be accessed by calling +1 800 510 9834 (domestic) or +1 617 614 3669 (international) using passcode # 50429860. The webcast will be available via the Internet at http://ir.sirona.com and a presentation relating to the call will be available on our website. A replay of the conference call will be available through August 12, 2011 by calling +1 888 286 8010 (domestic) or +1 617 801 6888 (international) using passcode # 51470046. A web archive will be available for 30 days at www.sirona.com.

About Sirona Dental Systems, Inc.

Sirona, the dental technology leader, has served dealers and dentists worldwide for more than 130 years. Sirona develops, manufactures, and markets a complete line of dental products, including CAD CAM restoration systems (CEREC), digital intra-oral, panoramic and 3D imaging systems, dental treatment centers and handpieces. Visit http://www.sirona.com for more information about Sirona and its products.

Contact information:

John Sweeney, CFA

Vice President, Investor Relations

Sirona Dental Systems, Inc.

+1 718 482 2184

john.sweeney@sirona.com

This press release contains forward-looking information about Sirona Dental Systems, Inc.’s financial results, guidance and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You can identify these statements by the use of words such as “may,” “could,” “estimate,” “will,” “believe,” “anticipate,” “think,” “intend,” “expect,” “project,” “plan,” “target,” “forecast”, and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof. For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, the market for dental product and services, pricing, future sales volume of the Company’s products, the possibility of changing economic, market and competitive conditions, dependence on products, dependence on key personnel, technological developments, intense competition, market uncertainties, dependence on distributors, ability to manage growth, dependence on key suppliers, dependence on key members of management, government regulation, acquisitions and affiliations and currency exchange rate fluctuations, readers are urged to carefully review and consider various disclosures made by the Company in its Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission, which can be accessed through the SEC’s website, www.sec.gov. This presentation contains non GAAP financial measures, which should not be viewed in isolation and do not purport to be an alternative to net income (loss) as an indicator of operating performance or an alternative to cash flows from operating activities as a measure of liquidity. The Company assumes no obligation to and expressly disclaims any obligation to update or revise any forward-looking statements contained in this document to reflect new information or future events or developments after the date any such statement is made.

SIRONA DENTAL SYSTEMS, INC.

AND SUBSIDIARIES

CONDENSED CONSOLIDATED INCOME STATEMENT

(UNAUDITED)

	Three months ended		Nine months ended
	June 30,		June 30,
	2011	2010	2011	2010
	$’000s (except per share amounts)		$’000s (except per share amounts)

Revenue	$244,686	$182,418	$695,069	$587,377
Cost of sales	117,854	88,243	322,134	281,499

Gross profit	126,832	94,175	372,935	305,878

Selling, general and administrative expense	68,540	54,994	202,444	175,200
Research and development	14,390	11,648	42,045	34,803
Provision for doubtful accounts and notes receivable	13	47	34	183
Net other operating income	(2,500)	(3,254)	(7,500)	(9,162)

Operating income	46,389	30,740	135,912	104,854

(Gain)/Loss on foreign currency transactions, net	(3,435)	6,003	(8,532)	10,419
Loss/(gain) on derivative instruments	1,081	2,598	1,162	(137)
Interest expense, net	984	857	2,863	10,200
Other expense/(income)	383	(9)	(140)	775

Income before taxes	47,376	21,291	140,559	83,597
Income tax provision	10,423	4,258	30,923	16,719

Net income	36,953	17,033	109,636	66,878
Less: Net income attributable to noncontrolling interests	622	456	1,601	1,587

Net income attributable to Sirona Dental Systems, Inc.	$36,331	$16,577	$108,035	$65,291

Income per share (attributable to Sirona Dental Systems, Inc. common shareholders):
- Basic	$0.65	$0.30	$1.94	$1.18
- Diluted	$0.63	$0.29	$1.89	$1.15
Weighted average shares - basic	55,992,911	55,227,417	55,619,151	55,105,687
Weighted average shares - diluted	57,577,513	56,739,364	57,246,485	56,587,308

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2011	2010
	(unaudited)
	$’000s (except per share amounts)

ASSETS

Current assets
Cash and cash equivalents	331,203	$251,767
Restricted cash	—	703
Accounts receivable, net of allowance for doubtful accounts of $1,615 and $1,681, respectively	116,476	82,952
Inventories, net	93,926	74,027
Deferred tax assets	22,213	20,570
Prepaid expenses and other current assets	15,009	24,139
Income tax receivable	9,065	3,533

Total current assets	587,892	457,691

Property, plant and equipment, net of accumulated depreciation and amortization of $113,944 and $90,713, respectively	127,287	102,686
Goodwill	694,551	656,465
Investments	2,419	2,317
Restricted cash	724	—
Intangible assets, net of accumulated amortization of $421,401 and $371,303, respectively	378,110	362,722
Other non-current assets	2,986	2,229
Deferred tax assets	4,758	8,827

Total assets	1,798,727	$1,592,937

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Trade accounts payable	46,280	$42,737
Short-term debt and current portion of long-term debt	389,268	2,935
Income taxes payable	7,795	7,748
Deferred tax liabilities	964	1,456
Accrued liabilities and deferred income	95,135	105,209

Total current liabilities	539,442	160,085

Long-term debt	—	367,801
Deferred tax liabilities	149,403	138,190
Other non-current liabilities	16,776	6,556
Pension related provisions	57,070	52,672
Deferred income	52,500	60,000

Total liabilities	815,191	785,304

Shareholders’ equity
Preferred stock ($0.01 par value; 5,000,000 shares authorized; none issued and outstanding)	0	0
Common stock ($0.01 par value; 95,000,000 shares authorized; 56,235,504 shares issued and 56,207,781 shares outstanding at Jun. 30, 2011, and 55,333,304 shares issued and 55,305,581 shares outstanding at Sept. 30, 2010)	562	553
Additional paid-in capital	677,649	652,698
Treasury stock (27,723 shares at cost)	(284)	(284)
Excess of purchase price over predecessor basis	(49,103)	(49,103)
Retained earnings	289,881	181,846
Accumulated other comprehensive income	61,266	19,701

Total Sirona Dental Systems, Inc. shareholders’ equity	979,971	805,411

Noncontrolling interests	3,565	2,222

Total shareholders’ equity	983,536	807,633

Total liabilities and shareholders’ equity	1,798,727	$1,592,937

SIRONA DENTAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended
	June 30,
	2011	2010
	$’000s

Cash flows from operating activities
Net income	$109,636	$66,878

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	59,839	62,272
Loss on disposal of property, plant and equipment	—	37
Loss/(gain) on derivative instruments	1,162	(137)
(Gain)/loss on foreign currency transactions	(8,532)	10,419
Deferred income taxes	(9,143)	(16,169)
Amortization of debt issuance cost	895	760
Share-based compensation expense	7,241	11,828

Changes in assets and liabilities
Accounts receivable	(27,953)	(4,524)
Inventories	(13,801)	(5,948)
Prepaid expenses and other current assets	10,042	9
Restricted cash	20	134
Other non-current assets	(243)	26
Trade accounts payable	1,171	5,045
Accrued interest on long-term debt	—	(476)
Accrued liabilities and deferred income	(19,478)	(1,137)
Other non-current liabilities	712	(500)
Income taxes receivable	(5,518)	2,675
Income taxes payable	(604)	4,804

Net cash provided by operating activities	105,446	135,996

Cash flows from investing activities
Investment in property, plant and equipment	(37,097)	(16,651)
Proceeds from sale of property, plant and equipment	—	408
Purchase of intangible assets	(247)	(216)
Purchase of long-term investments	(95)	(359)
Acquisition of business, net of cash acquired	(20,840)	—
Sale of business, net of cash sold	—	1,928

Net cash used in investing activities	(58,279)	(14,890)

Cash flows from financing activities
Repayments of short-term and long-term debt	—	(78,072)
Purchase of shares from noncontrolling interest	—	(1,315)
Dividend distributions to noncontrolling interest	(487)	—
Common shares issued under share based compensation plans	10,365	3,433
Tax effect of common shares exercised under share based compensation plans	8,283	1,382

Net cash provided by/(used in) financing activities	18,161	(74,572)

Change in cash and cash equivalents	65,328	46,534
Effect of exchange rate change on cash and cash equivalents	14,108	(27,474)
Cash and cash equivalents at beginning of period	251,767	181,098

Cash and cash equivalents at end of period	$331,203	$200,158

Supplemental information
Interest paid	$3,114	$10,971
Interest capitalized	376	396
Income taxes paid	37,291	26,635

Acquisition of business, net of cash acquired
Current assets	$201	$—
Non-current assets	47,219	—
Current liabilities	(269)	—
Non-current liabilities	(26,311)	—

	$20,840	$—

Sale of business, net of cash sold
Current assets	$—	$2,406
Non-current assets	—	550
Current liabilities	—	(867)
Non-current liabilities	—	(161)

	$—	$1,928

Non-GAAP Financial Measures (unaudited)

	Three months ended June 30, 2011
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
		$’000s
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$36,331	$0.63
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$13,693	$3,012	$10,681
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of the $-denominated exclusivity fee	(1,248)	(275)	(973)
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of short-term intra-group loans	(1,618)	(356)	(1,262)

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$44,776	$0.78

	Nine months ended June 30, 2011
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share

GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$108,035	$1.89
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$40,031	$8,807	$31,224
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of the $-denominated exclusivity fee	(3,718)	(818)	(2,900)
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of short-term intra-group loans	(4,619)	(1,016)	(3,603)

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$132,756	$2.32

	Three months ended June 30, 2010
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share
		$’000s
GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$16,577	$0.29
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$14,236	$2,847	$11,389
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of the $-denominated exclusivity fee	6,740	1,348	5,392
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of short-term intra-group loans	5,835	1,167	4,668
Gain on sale of sales and service subsidiary in Italy	—	—	—
Gain on release of accrued restructuring costs	(755)	(151)	(604)

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$37,422	$0.66

	Nine months ended June 30, 2010
	Pre Tax	Tax Impact*	After Tax	Per Diluted Share

GAAP net income attributable to Sirona Dental Systems, Inc. shareholders			$65,291	$1.15
Adjustments
Amortization and depreciation expense resulting from the step-up to fair values of intangible assets related to past business combinations	$45,134	$9,027	$36,107
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of the $-denominated exclusivity fee	13,191	2,638	10,553
Unrealized, non-cash loss/(gain) on revaluation of the carrying value of short-term intra-group loans	11,506	2,301	9,205
Gain on sale of sales and service subsidiary in Italy	(908)	(182)	(726)
Gain on release of accrued restructuring costs	(755)	(151)	(604)

Non-GAAP adjusted net income attributable to Sirona Dental Systems, Inc. shareholders			$119,825	$2.12

*	tax impact calculated using estimated effective tax rate of 22% for first nine months of FY11 and 20% for first nine months of FY10

To supplement our consolidated financial statements and our business outlook, we use the following non-GAAP financial measures: non-GAAP adjusted net income, and non-GAAP adjusted earnings per diluted share, which exclude, as applicable, amortization and depreciation expense resulting from the step-up to fair values of intangible and tangible assets related to past business combinations, unrealized, non-cash loss/(gain) on revaluation of the carrying value of the $-denominated exclusivity fee, unrealized, non-cash loss/(gain) on revaluation of the carrying value of short-term intra-group loans and any related tax effects.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that they might not be comparable with similar non-GAAP measures used by other companies and that management must exercise judgment in determining which types of charges and other items should be excluded from its non-GAAP financial measures. Management currently compensates for these limitations by providing full disclosure of each non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our “core operating performance”. Management believes that “core operating performance” represents Sirona’s operating performance in the ordinary, ongoing and customary course of its operations. Accordingly, management excludes from “core operating performance” the impact of acquisition-related intangible depreciation and amortization in order to compare our underlying financial performance to prior periods, certain non-cash charges related to currency revaluation that do not reflect our period-to-period operating performance, and to the extent relevant in a particular period, any other cash or non-cash items that management does not view as indicative of its on-going operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods.

Constant Currency: We have included certain revenue information in this press release on a constant currency basis. This information is a non-GAAP financial measure. We supplementally present revenue on a constant currency basis because we believe it facilitates a comparison of our operating results from period to period without regard to changes resulting solely from fluctuations in currency rates.

The average exchange rate for the three months ended June 30, 2011, was $1.43894 and varied from $1.44395 to $1.43446. The average exchange rate for the nine months ended June 30, 2011, was $1.38876 and varied from $1.44395 to $1.32171. For the three and nine months ended June 30, 2010, an average quarterly exchange rate converting Euro denominated revenues into U.S. Dollars of $1.27606 and $1.37990, respectively, was applied.